EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-209056 on Form F-10 and to the use of our report dated March 28, 2016 relating to the consolidated financial statements of MAG Silver Corp. ("MAG Silver") appearing in this Annual Report on Form 40-F of MAG Silver for the year ended December 31, 2015.

/s/ "Deloitte LLP"

Chartered Professional Accountants
Vancouver, Canada
March 28, 2016